UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row Suite 300
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 27, 2026, Erasca, Inc. (the “Company”) announced positive preliminary Phase 1 dose escalation data for its potentially best-in-class, pan-RAS molecular glue ERAS-0015 in patients with RAS-mutant solid tumors.

Study Design

The preliminary data include data from both the Company’s ongoing AURORAS-1 Phase 1 dose escalation trial in the United States and the ongoing JYP0015M101 Phase 1 dose escalation trial in China sponsored by Joyo Pharmatech Co., Ltd. (“Joyo”). The trials include patients with RAS-mutant solid tumors, including colorectal cancer (CRC), non-small-cell lung cancer (NSCLC) and pancreatic adenocarcinoma (PDAC). The estimated incidence of the number of patients in the United States with KRAS-mutant tumors in CRC, NSCLC and PDAC are approximately 74,000, 55,000 and 50,000 patients, respectively. The trial designs are depicted below:

ATD= Accelerated Titration Design; BOIN= Bayesian Optimal Interval; DCR=disease control rate; DLT=dose limiting toxicity; DOR=duration of response; NSCLC=non-small-cell lung cancer; ORR=objective response rate; OS=overall survival; PDAC=pancreatic adenocarcinoma; PK=pharmacokinetics; PFS=progression free survival; QD=once daily; RASi=RAS inhibitor; SOC=standard of care; TTR=time to response.

Highlights of Phase 1 Preliminary Results

•	Pharmacokinetics (PK) in AURORAS-1:

•	Well-behaved PK, with dose-dependent increase in PK exposure up to the maximum administered dose (MAD) of 40 mg once daily (QD) and no exposure plateau observed.

•	Pharmacologically active dose (PAD) range of 16-32 mg QD defined based on mean steady-state average exposures that exceeded target exposure threshold (based on the insensitive xenograft model).

•	Pharmacodynamics (PD) in AURORAS-1:

•

Substantial reductions in KRAS G12X circulating tumor DNA (ctDNA) were observed at the PAD doses (16-32 mg QD), with 100% of patients (14/14) showing at least 75% reduction in KRAS G12X variant allele fraction, including 5 out of 14 patients showing 100% reduction.

•

Efficacy in AURORAS-1 and JYP0015M101 trials: Robust monotherapy overall response rates (ORR) in patients with KRAS G12X non-small cell lung cancer (NSCLC) and with KRAS G12X pancreatic cancer (PDAC), in each case as of the relevant data cut off (DCO)[1,2]:

•	NSCLC

•	At PADs of 16-32 mg QD, 62% uORR8wk (N=37) in second line or greater (2L+) KRAS G12X NSCLC, which exceeded comparator by 24 percentage points[3,4]

•	At PADs of 16-32 mg QD, 75% uORR8wk (N=16) in post-ICI/platinum (2/3L) KRAS G12X NSCLC, which exceeded comparator by 37 percentage points[3,4]

•	At recommended doses for expansion (RDEs) of 24-32 mg QD, 64% uORR8wk (N=25) in 2L+ KRAS G12X NSCLC[3]

•	PDAC

•	At PADs of 16-32 mg QD, 40% uORR14wk (N=20) in 2L KRAS G12X PDAC, which exceeded comparator by 11 percentage points[5,6]

•	At RDEs of 24-32 mg QD, 42% uORR14wk (N=12) in 2L KRAS G12X PDAC, which exceeded comparator by 13 percentage points[5,6]

•	At RDE of 32 mg QD, 50% uORR14wk (N=2) in 2L KRAS G12X PDAC, which exceeded comparator by 15 percentage points[5,7]

•	Multiple ongoing responses: Nearly all responding patients—including all unconfirmed responders—remain on treatment as of the DCO:

•	NSCLC

•	23 out of 24 responding patients remain on treatment, including all responders treated at 24-32 mg QD RDEs

•	PDAC

•	20 out of 23 responding patients remain on treatment, including all responders treated at 24-32 mg QD RDEs

•

Safety and Tolerability: Generally well-tolerated with mostly low-grade adverse events (AEs), no dose-limiting toxicities (DLTs), low rate of dose interruptions or reductions due to treatment-related adverse events (TRAEs), and no discontinuations due to TRAEs

•	Monotherapy RDE: Based on the totality of the preliminary Phase 1 dose escalation data, 24 mg and 32 mg QD were selected as the go-forward monotherapy RDEs

•	Combinability: ERAS-0015 showed promising clinical potential to combine with panitumumab (anti-EGFR monoclonal antibody)

•	No DLTs observed through the 31Mar2026 DCO (N=3) with 1 uPR in 1 efficacy-evaluable patient with metastatic colorectal cancer (CRC)

[1]	AURORAS-1 data cutoff (DCO) 4Apr2026; JYP0015M101 DCO 27Feb2026
[2]	Pooled data from the Company’s Phase 1 trial (US trial, or AURORAS-1) and Joyo’s Phase 1 trial (China (CN) trial, or JYP0015M101) of ERAS-0015
[3]

The uORR8wk is the ORR (confirmed and unconfirmed responses) for patients who received first dose of ERAS-0015 at least 8 weeks prior to DCO (US trial) or at least one post-dose tumor assessment (CN trial)

[4]	Comparator as used in this report, RMC-6236. Punekar et al. Journal of Thoracic Oncology 2025; DCO 30Sep2024
[5]	The uORR14wk is the ORR (confirmed and unconfirmed responses) for patients who received first dose of ERAS-0015 (US, CN) at least 14 weeks prior to DCO
[6]	Wolpin et al. EORTC-NCI-AACR 2024; DCO 23Jul2024
[7]	Revolution Medicines Press Release (10Sep2025); DCO 30Jun2025

Additional AURORAS-1 Safety Data

The following table summarizes all treatment-related adverse events occurring in 10% or more of patients in the AURORAS-1 trial as of the April 4, 2026 data cutoff date:

[1]

One Grade 3 TRAE of pneumonitis progressed to Grade 5 after withdrawal of supportive care per patient decision. The patient was a 66 year-old male with heavily pretreated metastatic pancreatic adenocarcinoma who received 24 mg of ERAS-0015. The patient had pulmonary metastases, a history of right lung cryoablation and no history of lung radiation. The patient presented to the ER approximately a month after starting ERAS-0015 with Grade 3 pneumonitis that was treated aggressively with immediate discontinuation of ERAS-0015, high dose steroids and infliximab. The patient requested withdrawal of supportive care and ultimately died of the event.

[2]

Rash events are identified using following preferred term rash pustular, rash papular, rash maculo-papular, rash macular, rash, erythema and dermatitis acneiform (uncoded terms rash acneiform and rash, are also included).

Baseline Characteristics

The following tables summarize the baseline characteristics for the JYP0015M101 and AURORAS-1 trials in patients with PDAC and NSCLC:

[1]	2 and 8 mg cohorts did not enroll patients with NSCLC.
[2]	Safety analysis set: all patients with PDAC or NSCLC that received at least one dose of ERAS-0015.
[3]	2 and 4 mg cohorts did not enroll patients with NSCLC.

NA = not available.

Key Upcoming and Completed Milestones

The Company initiated ERAS-0015 monotherapy expansion and combination dose escalation cohorts in the U.S. in the second quarter of 2026 and the first quarter of 2026, respectively, ahead of previous Company guidance.

Upcoming anticipated milestones include:

•	AURORAS-1 Phase 1 trial for ERAS-0015 (pan-RAS molecular glue) in patients with RAS-mutant solid tumors:

•	Monotherapy expansion data and combination dose escalation data narrowed to an expected date of first half of 2027.

•	BOREALIS-1 Phase 1 trial for ERAS-4001 (pan-KRAS inhibitor) in patients with KRAS-mutant solid tumors:

•	Preliminary Phase 1 monotherapy data expected in the second half of 2026.

•	Initiation of monotherapy expansion cohorts and combination dose escalation cohorts planned for 2027.

Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: the Company’s expectations regarding the potential therapeutic benefits of its product candidates, including ERAS-0015 and ERAS-4001, and the planned advancement of its development pipeline, including the anticipated timing of data readouts for the AURORAS-1 and BOREALIS-1 trials, characterizations of the clinical profile of the Company’s product candidates and any comparisons against other products or product candidates in development, the potential for ERAS-0015 to be best-in-class or serve as backbone therapy for future combination therapies, and the potential for ERAS-4001 to be first-in-class or best-in-class. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the timing of its clinical data readouts, including for the AURORAS-1 and BOREALIS-1 trials may be delayed; the Company’s product candidates, including ERAS-0015 and ERAS-4001, may not demonstrate therapeutic benefits that it expects; this report includes clinical data generated by the Company’s third-party licensor, and such data are presented as received and have not been independently verified by the Company; topline and preliminary results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, including the risk that an unconfirmed partial response to treatment may not ultimately result in a confirmed partial response to treatment after follow-up evaluations; the Company’s observations, including those regarding the first dosage level at which a clinical response is detected and the efficacy and safety of ERAS-0015 compared to other products and product candidates, are based on data generated within separate, individual clinical trials with different designs, patient characteristics and other factors and are not based on any head-to-head clinical studies, and caution should be exercised in drawing any conclusions from a comparison of the data across studies as cross-study comparisons are inherently limited and such data may not be directly comparable; differences exist between trial designs, patient characteristics and other factors for the AURORAS-1 and JYP0015M101 clinical trials, and caution should be exercised in drawing any conclusions from such data across separate studies as such pooling and comparative data is inherently limited and such data may not be directly comparable; any forward-looking statements regarding dose-response relationships reflect current expectations and/or assumptions that are subject to risks and uncertainties that could cause actual results to differ materially; the Company’s approach to the discovery and development of product candidates based on its singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; results from preclinical studies not necessarily being predictive of future results; the Company’s assumptions around which programs may have a higher probability of success may not be accurate, and the Company may expend its limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; potential delays in the commencement, enrollment, data readout, and completion of clinical trials and preclinical studies; the Company’s dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; the inability to realize any benefits from the Company’s current licenses, acquisitions, or collaborations, and any future licenses, acquisitions, or collaborations, and its ability to fulfill its obligations under such arrangements; regulatory developments in the United States and foreign countries; the Company’s ability to obtain and maintain intellectual property protection for its product candidates and maintain its rights under intellectual property licenses, including the Company’s ability to successfully defend against allegations raised by, or any future litigation initiated by, Revolution Medicines (RevMed) that ERAS-0015 infringes patents held by RevMed or was derived from RevMed trade secrets; the sufficiency of its cash, cash equivalents, and marketable securities to fund operations; the Company may use its capital resources sooner than it expects; and other risks described in the Company’s prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2025, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Cross-Study Comparisons

The data presented for the CN and US trials in this report are based on separate studies and include pooled and cross-study comparative data. The clinical data presented in this report comparing ERAS-0015 and other products and product candidates (including RMC-6236) are based on cross-study comparisons and are not based on any head-to-head clinical trials. Differences exist between trial designs, patient characteristics and other factors, and caution should be exercised in drawing any conclusions from a comparison of the data across studies as cross-study comparisons are inherently limited and such data may not be directly comparable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erasca, Inc.

Date: April 27, 2026	By:	/s/ Ebun Garner
Ebun Garner, Chief Legal Officer